Exhibit 10.13c

WAIVER AND CONSENT AGREEMENT

This WAIVER AND CONSENT AGREEMENT (this “Waiver”), dated as of March 31, 2009, is entered into by and among (i) ASPEN TECHNOLOGY, INC., a Delaware corporation with offices at 200 Wheeler Road, Burlington, Massachusetts 01803 (“Aspen”), (ii) GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation with an address at 500 West Monroe Street, Chicago, IL 60661 (“GE Capital”), and (iii) each of the undersigned affiliates of GE Capital that are party to the Agreement (as defined below) pursuant to Riders thereto (each an “Affiliate” and collectively the “Affiliates”).

WHEREAS, Aspen and GE Capital entered into that certain Direct Vendor Program Agreement dated as of November 18, 1999 (as amended, supplemented, modified or revised from time to time, the “Agreement”), pursuant to which, upon certain terms and conditions, GE Capital has agreed to provide a customer financing capability to support the licensing of certain software products manufactured or distributed by Aspen;

WHEREAS, on February 10, 2009, Aspen filed a Form 12b-25 with the Securities and Exchange Commission (the “12b-25”) describing certain events (the “Events”) that delayed the filing, until April 11, 2008, of both Aspen’s Form 10-K for the fiscal year ended June 30, 2007 and Aspen’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2007. In addition, after the Events occurred, the audit committee of the board of directors and Aspen’s management determined to engage in a detailed review of other accounts in Aspen’s financial statements. Such detailed review has delayed Aspen’s completion of financial statements for the quarters ended December 31, 2007, March 31, 2008, September 30, 2008 and December 31, 2008, as well as Aspen’s financial statements for the fiscal year ended June 30, 2008. As per the 12b-25, the completion of Aspen’s reports has also been delayed as a result of its transition to a new independent registered public accounting firm, effective as of the fiscal year ended June 30, 2008. The new independent registered public accounting firm was appointed by Aspen’s audit committee on March 12, 2008, as described in a current report on Form 8-K that Aspen filed with the SEC on March 13, 2008;

WHEREAS, the Events have caused Aspen to delay in the preparation, filing and delivery of subsequent financial statements, including financial statements for the fiscal quarter ending December 31, 2008, and will likely result in a delay in the preparation, filing and delivery of financial statements for the fiscal quarter ended March 31, 2009. (The financial statements for the fiscal year ended June 30th, 2008, as well as for the fiscal quarters ended September 30, 2008, December 31, 2008 and March 31, 2009 shall collectively be referred to as the “Delayed Financial Statements”);

WHEREAS, Aspen has requested that GE Capital and each of the Affiliates temporarily waive any Defaults or Events of Cancellation that have arisen or would arise solely and directly out of the late filing and delivery of the Delayed Financial Statements; and

WHEREAS, GE Capital and each of the Affiliates have agreed, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.                                       Defined Terms.  Capitalized terms which are used herein without definition and which are defined in the Agreement shall have the same meanings herein as in the Agreement.

2.                                       Waiver and Consent.  With respect to the Agreement only and not with respect to individual transactions there under, GE Capital and each of the Affiliates hereby temporarily waive, until July 31, 2009, any Default or Event of Cancellation that has arisen or would arise solely and directly out of the late filing and delivery of the Delayed Financial Statements, including, but not limited to, those under Section 8(r) of the Agreement. Any further extension of such temporary waiver shall be in writing, signed by the parties.

3.                                       Fees.  Aspen shall reimburse GE Capital for all legal fees and expenses incurred in connection with this Waiver.

4.                                       Representations and Warranties.  Aspen hereby represents and warrants to GE Capital and the Affiliates as follows:

a.                                       The execution and delivery of this Waiver by Aspen and the performance by Aspen of its obligations and agreements under this Waiver and the Agreement are within the corporate authority of Aspen and will not contravene any provision of law, statute, rule or regulation to which Aspen is subject.

b.                                      No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by Aspen of this Waiver or the Agreement.

5.                                       Miscellaneous Provisions.

a.                                       Except as otherwise expressly provided by this Waiver, all of the terms, conditions and provisions of the Agreement shall remain the same.  It is declared and agreed by each of the parties hereto that the Agreement shall continue in full force and effect, and that this Waiver and the Agreement shall be read and construed as one instrument.

b.                                      This Waiver is intended to take effect as an agreement under seal and shall be construed according to and governed by the laws of the Commonwealth of Massachusetts.

c.                                       This Waiver may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument.  In making proof of this Waiver it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

IN WITNESS WHEREOF, the parties hereto have executed this Waiver as of the date first written above.

ASPEN TECHNOLOGY, INC.

			By:	/s/ Roger Kuebel
				Name:	Roger Kuebel
				Title:	Treasurer

ACKNOWLEDGED AND AGREED:
GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Steven C. Dorman
	Name:	Steven C. Dorman
	Title:	Senior Risk Officer

GE VFS CANADA LIMITED PARTNERSHIP
By: GENERAL ELECTRIC CAPITAL CANADA INC.
Its General Partner

By:	/s/ Patrick Pearson
	Name:	Patrick Pearson
	Title:	Vice President
Party to Rider No. 1 (Canada)

GE CAPITAL LEASING CORPORATION

By:
Name:
Title:
Party to Rider No. 3 (Japan)

GE EUROPEAN EQUIPMENT FINANCE (RECEIVABLES) LIMITED

By:	/s/ Alicia Essex
	Name:	Alicia Essex
	Title:	Company Secretary
Party to Rider No. 10 (Europe)

GE COMMERCIAL FINANCE RECEIVABLES LIMITED

By:	/s/ Alicia Essex
	Name:	Alicia Essex
	Title:	Company Secretary
Party to Rider No. 14 (Europe)